UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 15, 2011

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273

(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01  Regulation FD Disclosure

Core Laboratories N.V. reported that colder than average temperatures in North America created delays to expected client activity in January and February 2011.  The Company now believes these affected projects will not be completed before the end of the first quarter of 2011, similar to reports from other oilfield service companies with North American operations.  Further, Core does not expect the missed work, when undertaken, to be additive to future results as the activity will merely be pushed out in time.

Core Laboratories is also closely monitoring the civil unrest in North Africa and the Middle East.  While the Company does not have infrastructure risk in North Africa, Core has seen some slow down in activity levels as well as a cessation of projects in Libya.  Core has not experienced a slowdown of activity in the Middle East at this point, although the situation is unsettled at this time and could change very rapidly.  Additionally, the Company has infrastructure in-place in the Middle East, primarily Abu Dhabi, Saudi Arabia, Kuwait, Oman, Qatar and Turkey, which could be affected if civil unrest spreads to these areas.  In the aggregate, North Africa and the Middle East represent about 4% of Core’s US GAAP reported revenues.

Core Laboratories now expects a negative impact from these unplanned, mostly weather-related events of approximately $0.08 to $0.10 per diluted share during first quarter 2011, down from the Company’s prior first quarter earnings guidance of $0.82 to $0.84 per diluted share.  The Company, however, still expects free cash flow, defined as cash from operations less capital expenditures, to exceed $1.00 per diluted share for the quarter.

The Company will provide a detailed update on its North American, North African, and Middle East operations during the first quarter 2011 earnings conference call scheduled for Thursday, 21 April, 2011 at 07:30 a.m. CDT.  Core will issue a press release detailing first quarter activities and earnings after the close of U.S. financial markets on Wednesday, 20 April 2011.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

This release includes forward-looking statements regarding the future revenues, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law.  The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's 2010 Form 10-K filed on 22 February 2011, and in other securities filings. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance.   The Company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: March 15, 2011	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer